A member firm of Ernst & Young Global Limited Ernst & Young LLP 1775 Tysons Boulevard Tysons, VA 22102 Tel: +1 703 747 1000 ey.com Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the Registration Statement (Form N-2 No. 333- 272426) of Carlyle Credit Income Fund and in the related Prospectus of our report dated November 29, 2023, with respect to the financial statements of Carlyle Credit Income Fund included in this Annual Report (N-CSR) for the year ended September 30, 2023. Tysons, VA November 29, 2023 Exhibit 13(c)